Exhibit 99.1

PRESS RELEASE

For release:	August 8, 2023

Contact:	Stephen W. Ries
Head of Investor Relations
(610) 668-3270 sries@gbli.com

Global Indemnity Group, LLC Reports Second Quarter 2023 Results

Wilmington, Del., (August 8, 2023) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders for the six months ended June 30, 2023, of $11.6 million compared to net loss available to shareholders of $27.2 million for the corresponding period in 2022. Net income available to shareholders for the three months ended June 30, 2023 was $9.2 million, compared to net loss available to shareholders of $12.3 million for the corresponding period in 2022. Adjusted operating income, which excludes realized gains and losses and the results of Exited Lines, was $10.3 million for the six months ended June 30, 2023, compared to $8.0 million for the six months ended June 30, 2022. Adjusted operating income was $6.9 million for the three months ended June 30, 2023, compared to $4.2 million for the corresponding period in 2022.

Selected Operating and Balance Sheet Information

Consolidated Results Including Continuing Lines and Exited Lines

(Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Gross Written Premiums	$110.1	$196.8	$233.1	$387.8
Net Written Premiums	$106.0	$167.2	$221.9	$326.6
Net Earned Premiums	$129.2	$155.7	$269.2	$304.6

Net income (loss) available to shareholders	$9.2	$(12.3)	$11.6	$(27.2)
Net income (loss) from Continuing Lines	$6.1	$(7.9)	$8.2	$(24.6)
Net income (loss) from Exited Lines (1)	$3.1	$(4.4)	$3.4	$(2.6)
Net income (loss) available to shareholders per share	$0.67	$(0.84)	$0.84	$(1.87)

Adjusted operating income	$6.9	$4.2	$10.3	$8.0
Adjusted operating income per share	$0.50	$0.28	$0.73	$0.53

Combined ratio analysis:
Loss ratio	60.5%	59.5%	61.7%	58.2%
Expense ratio	36.5%	39.2%	37.4%	38.7%

Combined ratio	97.0%	98.7%	99.1%	96.9%

(1)	Underwriting income (loss) from Exited Lines, net of tax.

	As of June 30, 2023	As of March 31, 2023	As of December 31, 2022
Book value per share (1)	$46.03	$45.68	$44.87
Book value per share plus cumulative dividends and excluding AOCI	$54.28	$53.46	$52.98
Shareholders’ equity (2)	$626.4	$628.2	$626.2
Cash and invested assets (3)	$1,343.4	$1,347.1	$1,342.6
Shares Outstanding (in millions)	13.5	13.7	13.9

(1)	Net of cumulative Company distributions to common shareholders totaling $5.50 per share, $5.25 per share and $5.00 per share as of June 30, 2023, March 31, 2023, and December 31, 2022, respectively.
(2)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Business Highlights

•

Underwriting income was $4.3 million for the three months ended June 30, 2023 compared to $2.1 million for the same period in 2022 and $3.2 million for the six months ended June 30, 2023 compared to $10.0 million for the same period in 2022. The Company’s underwriting results for the second quarter of 2023 significantly improved from the first quarter of 2023. In particular, Commercial Specialty’s accident year loss ratio, which was 62.9% for the first three months of 2023 due to fire losses in vacant properties, improved to 57.5%.

•	Commercial Specialty, excluding terminated business1 2, performed as follows:

•

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums by 13.0% to $62.6 million for the three months ended June 30, 2023 from $55.4 million for the same period in 2022 and increased 15.7% to $119.9 million for the six months ended June 30, 2023 from $103.7 million for the same period in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

•

Targeted Specialty E&S decreased gross written premiums by 28.4% to $32.6 million for the three months ended June 30, 2023 from $45.5 million for the same period in 2022 and decreased 19.6% to $69.3 million for the six months ended June 30, 2023 from $86.2 million for the same period in 2022 driven by actions taken to improve underwriting results through increased rates, reduced exposures to catastrophe prone business and non-renewal of underperforming business.

•

Commercial Specialty incurred accident year gross casualty loss ratios of 54.6% and 55.4% for the three and six months ended June 30, 2023, respectively, which are 2.9 points and 1.5 points, respectively, lower than the same periods in 2022. The average accident year gross casualty loss ratio over the past five years was 55.2.

•

Commercial Specialty incurred accident year gross property loss ratios of 54.6% and 60.0% for the three and six months ended June 30, 2023, respectively, which are 2.3 points and 7.3 points, respectively, higher than the same periods in 2022. The average accident year gross property loss ratio over the past five years was 53.0.

•

The severity of property losses has been much lower in the three months ended June 30, 2023 than the losses experienced in the first three months of 2023 which were impacted by fire losses in vacant commercial buildings. The accident year gross property loss ratio improved by 10.6 points from March 2023.

•

Catastrophe losses were $4.1 million or 4.4% of net earned property premium in the three months ended June 30, 2023 compared to $3.1 million or 3.2% of net earned property premium in the same period in 2022.

•

Net investment income increased to $13.2 million for the three months ended June 30, 2023 from $1.9 million for the three months ended June 30, 2022 and increased to $25.2 million for the six months ended June 30, 2023 from $8.5 million for the six months ended June 30, 2022.

•

The increase in net investment income was primarily due to the strategies employed by the Company in April 2022 to take advantage of rising interest rates, which resulted in a 65% increase in book yield over time on the fixed income portfolio to 3.8% at June 30, 2023 from 2.3% at March 31, 2022, while the average duration of these securities was shortened to 1.4 years at June 30, 2023 from 3.3 years at March 31, 2022.

•

Approximately $900 million of cash flow, or 70%, of the Company’s fixed income portfolio, will be generated from maturities and investment income between June 30, 2023 and December 31, 2023, positioning the Company to continue to increase book yield by investing maturities in higher yielding bonds.

•

The Company renewed its property catastrophe excess of loss reinsurance treaty on June 1, 2023 at a cost reduction of 49% compared to the prior year. This decline in the Company’s cost of reinsurance is due largely to the Company’s reduction in its probable maximum loss from natural catastrophes of approximately 75% over the last 5 years and by 40% over the past year, which allowed less limit to be purchased, and increasing retention from $15 million to $25 million.

•	Book value per share increased $1.16 per share, or 2.6%, to $46.03 at June 30, 2023 from $44.87 at December 31, 2022.

[1]

Reflecting the Company’s focus on “Main Street Specialty E&S” clients and continuing efforts to terminate business that does not meet the Company’s underwriting criteria, which are continuously refined. References to gross written premiums and loss ratios in this Business Highlights section that exclude terminated business within the Commercial Specialty segment contained in Continuing Lines do not include (i) terminated gross written premiums within Package Specialty E&S of $2.9 million for the three months ended June 30, 2022 and $1.1 million and $6.0 million for the six months ended June 30, 2023 and 2022, respectively, in habitational lines in New York City and (ii) terminated gross written premiums within Targeted Specialty E&S of $0.2 million and $1.3 million for the three months ended June 30, 2023 and 2022, respectively, and $0.6 million and $12.0 million for the six months ended June 30, 2023 and 2022, respectively, concentrated in a large corporate restaurant account.

[2]	Represents Non-GAAP financial measures or ratios. See “Reconciliation of Non-GAAP Financial Measures and Ratios” at the end of this press release.

Global Indemnity Group, LLC’s Business Segment Information for the Three and Six Months Ended June 30, 2023 and 2022

	For the Three Months Ended June 30, 2023
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$110,191	$(91)	$110,100
Net written premiums	$106,740	$(744)	$105,996
Net earned premiums	$122,993	$6,163	$129,156
Other income	275	26	301

Total revenues	123,268	6,189	129,457
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	72,197	5,834	78,031
Prior accident year	5,977	(5,926)	51

Total net losses and loss adjustment expenses	78,174	(92)	78,082
Acquisition costs and other underwriting expenses	44,709	2,392	47,101

Income (loss) from segments	$385	$3,889	$4,274

Combined ratio analysis:
Loss ratio
Current accident year	58.7%	94.7%	60.5%
Prior accident year	4.9%	(96.2%)	—

Calendar year loss ratio	63.6%	(1.5%)	60.5%
Expense ratio	36.4%	38.8%	36.5%

Combined ratio	100.0%	37.3%	97.0%

Accident year combined ratio(1)	94.9%	144.6%	97.3%

	For the Three Months Ended June 30, 2022
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$151,534	$45,289	$196,823
Net written premiums	$146,191	$20,967	$167,158
Net earned premiums	$133,159	$22,590	$155,749
Other income (loss)	280	(196)	84

Total revenues	133,439	22,394	155,833
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	79,107	17,082	96,189
Prior accident year	(3,510)	(61)	(3,571)

Total net losses and loss adjustment expenses	75,597	17,021	92,618
Acquisition costs and other underwriting expenses	50,096	11,002	61,098

Income (loss) from segments	$7,746	$(5,629)	$2,117

Combined ratio analysis:
Loss ratio
Current accident year	59.4%	75.6%	61.8%
Prior accident year	(2.6%)	(0.3%)	(2.3%)

Calendar year loss ratio	56.8%	75.3%	59.5%
Expense ratio	37.6%	48.7%	39.2%

Combined ratio	94.4%	124.0%	98.7%

Accident year combined ratio(1)	96.8%	119.1%	100.1%

(1)	Excludes the impact of net losses and loss adjustment expenses and contingent commissions related to prior accident years.

	For the Six Months Ended June 30, 2023
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$229,115	$3,970	$233,085
Net written premiums	$221,390	$467	$221,857
Net earned premiums	$251,022	$18,206	$269,228
Other income	533	103	636

Total revenues	251,555	18,309	269,864
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	152,101	13,931	166,032
Prior accident year	7,455	(7,404)	51

Total net losses and loss adjustment expenses	159,556	6,527	166,083
Acquisition costs and other underwriting expenses	93,051	7,528	100,579

Income (loss) from segments	$(1,052)	$4,254	$3,202

Combined ratio analysis:
Loss ratio
Current accident year	60.6%	76.5%	61.7%
Prior accident year	3.0%	(40.6%)	—

Calendar year loss ratio	63.6%	35.9%	61.7%
Expense ratio	37.1%	41.3%	37.4%

Combined ratio	100.7%	77.2%	99.1%

Accident year combined ratio(1)	97.6%	119.4%	99.1%

	For the Six Months Ended June 30, 2022
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$295,378	$92,428	$387,806
Net written premiums	$285,350	$41,290	$326,640
Net earned premiums	$258,654	$45,918	$304,572
Other income	519	4	523

Total revenues	259,173	45,922	305,095
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	151,959	31,988	183,947
Prior accident year	(1,644)	(4,990)	(6,634)

Total net losses and loss adjustment expenses	150,315	26,998	177,313
Acquisition costs and other underwriting expenses	95,583	22,207	117,790

Income (loss) from segments	$13,275	$(3,283)	$9,992

Combined ratio analysis:
Loss ratio
Current accident year	58.7%	69.7%	60.4%
Prior accident year	(0.6%)	(10.9%)	(2.2%)

Calendar year loss ratio	58.1%	58.8%	58.2%
Expense ratio	37.0%	48.4%	38.7%

Combined ratio	95.1%	107.2%	96.9%

Accident year combined ratio(1)	95.6%	111.3%	98.0%

(1)	Excludes the impact of net losses and loss adjustment expenses and contingent commissions related to prior accident years.

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Commercial Specialty	$95,347	$105,010	(9.2%)	$91,896	$99,667	(7.8%)
Reinsurance Operations	14,844	46,524	(68.1%)	14,844	46,524	(68.1%)

Continuing Lines	110,191	151,534	(27.3%)	106,740	146,191	(27.0%)
Exited Lines	(91)	45,289	(100.2%)	(744)	20,967	(103.5%)

Total	$110,100	$196,823	(44.1%)	$105,996	$167,158	(36.6%)

	Six Months Ended June 30,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Commercial Specialty	$190,855	$207,858	(8.2%)	$183,130	$197,830	(7.4%)
Reinsurance Operations	38,260	87,520	(56.3%)	38,260	87,520	(56.3%)

Continuing Lines	229,115	295,378	(22.4%)	221,390	285,350	(22.4%)
Exited Lines	3,970	92,428	(95.7%)	467	41,290	(98.9%)

Total	$233,085	$387,806	(39.9%)	$221,857	$326,640	(32.1%)

Commercial Specialty: Gross written premiums and net written premiums decreased 9.2% and 7.8%, respectively, for the three months ended June 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums decreased 8.2% and 7.4%, respectively, for the six months ended June 30, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily driven by the non-renewal of a restaurant book of business as well as actions taken to improve underwriting results by nonrenewing underperforming business partially offset by increased pricing.

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums excluding terminated business2 by 13.0% and 15.7% for the three and six months ended June 30, 2023, respectively, as compared to the same periods in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

Targeted Specialty E&S, a division within the Company’s Commercial Specialty segment, decreased gross written premiums excluding terminated business2 by 28.4% and 19.6% for the three and six months ended June 30, 2023, respectively, as compared to the same periods in 2022 driven by actions taken to improve underwriting results by not renewing underperforming business.

Reinsurance Operations: Gross written premiums and net written premiums both decreased 68.1% for the three months ended June 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums both decreased 56.3% for the six months ended June 30, 2023 as compared to the same period in 2022. The reduction in gross written premiums and net written premiums was primarily due to the non-renewal of a casualty treaty.

Exited Lines: Gross written premiums and net written premiums decreased 100.2% and 103.5%, respectively, for the three months ended June 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums decreased 95.7% and 98.9%, respectively, for the six months ended June 30, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily due to selling the manufactured home & dwelling and farm businesses.

Global Indemnity Group, LLC’s Combined Ratio for the Three and Six Months Ended June 30, 2023 and 2022

The consolidated combined ratio was 97.0% for the three months ended June 30, 2023, (Loss Ratio 60.5% and Expense Ratio 36.5%) as compared to 98.7% (Loss Ratio 59.5% and Expense Ratio 39.2%) for the three months ended June 30, 2022. The accident year combined ratio for Continuing Lines was 94.9% for the three months ended June 30, 2023, (Loss Ratio 58.7% and Expense Ratio 36.2%) as compared to 96.8% (Loss Ratio 59.4% and Expense Ratio 37.4%) for the three months ended June 30, 2022. The calendar year combined ratio for Continuing Lines was 100.0% for the three months ended June 30, 2023, (Loss Ratio 63.6% and Expense Ratio 36.4%) as compared to 94.4% (Loss Ratio 56.8% and Expense Ratio 37.6%) for the three months ended June 30, 2022.

•

The calendar year combined ratio for Continuing Lines was impacted by loss reserve strengthening primarily driven by the restaurant book of business that was not renewed as well as strengthening related to other non-renewed business.

•

For the Continuing Lines business, the accident year casualty loss ratio improved by 0.2 points to 59.7% in 2023 from 59.9% in 2022 primarily due to lower claims frequency within Commercial Specialty. The consolidated accident year casualty loss ratio increased by 0.4 points to 59.8% in 2023 from 59.4% in 2022 mainly due to higher claims severity and an increase in the expected loss ratio in Exited Lines.

•

For the Continuing Lines business, the accident year property loss ratio improved by 1.8 points to 56.3% in 2023 from 58.1% in 2022. The consolidated accident year property loss ratio improved by 4.3 points to 61.9% in 2023 from 66.2% in 2022. The improvement in the Continuing Lines and the Consolidated accident year property loss ratios is primarily due to lower non-catastrophe claims frequency.

The consolidated combined ratio was 99.1% for the six months ended June 30, 2023, (Loss Ratio 61.7% and Expense Ratio 37.4%) as compared to 96.9% (Loss Ratio 58.2% and Expense Ratio 38.7%) for the six months ended June 30, 2022. The accident year combined ratio for Continuing Lines was 97.6% for the six months ended June 30, 2023, (Loss Ratio 60.6% and Expense Ratio 37.0%) as compared to 95.6% (Loss Ratio 58.7% and Expense Ratio 36.9%) for the six months ended June 30, 2022. The calendar year combined ratio for Continuing Lines was 100.7% for the six months ended June 30, 2023, (Loss Ratio 63.6% and Expense Ratio 37.1%) as compared to 95.1% (Loss Ratio 58.1% and Expense Ratio 37.0%) for the six months ended June 30, 2022.

•	The calendar year combined ratio for Continuing Lines was impacted by fire losses in commercial vacant properties in the first quarter of 2023.

•

For the Continuing Lines business, the accident year casualty loss ratio increased by 0.5 points to 59.7% in 2023 from 59.2% in 2022. The consolidated accident year casualty loss ratio increased by 1.0 point to 59.9% in 2023 from 58.9% in 2022. The increase in the Continuing Lines and the Consolidated accident year casualty loss ratios is primarily due to higher claims severity.

•

For the Continuing Lines business, the accident year property loss ratio increased by 5.3 points to 62.7% in 2023 from 57.4% in 2022. This was primarily due to fire losses from commercial vacant properties in the 1st quarter of 2023. Actions have been taken to reduce risk from commercial vacant properties. The consolidated accident year property loss ratio increased by 2.1 points to 65.3% in 2023 from 63.2% in 2022. The increase in the Continuing Lines and the Consolidated accident year property loss ratios is mainly due to higher claims severity.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Gross written premiums	$110,100	$196,823	$233,085	$387,806

Net written premiums	$105,996	$167,158	$221,857	$326,640

Net earned premiums	$129,156	$155,749	$269,228	$304,572
Net investment income	13,216	1,930	25,224	8,522
Net realized investment losses	(761)	(9,916)	(2,281)	(35,301)
Other income	282	97	636	523

Total revenues	141,893	147,860	292,807	278,316
Net losses and loss adjustment expenses	78,082	92,618	166,083	177,313
Acquisition costs and other underwriting expenses	47,101	61,098	100,579	117,790
Corporate and other operating expenses	4,990	2,993	11,358	7,653
Interest expense	12	410	12	3,005
Loss on extinguishment of debt	—	3,529	—	3,529

Income (loss) before income taxes	11,708	(12,788)	14,775	(30,974)
Income tax expense (benefit)	2,371	(626)	2,944	(4,039)

Net income (loss)	9,337	(12,162)	$11,831	$(26,935)
Less: Preferred stock distributions	110	110	220	220

Net income (loss) available to common shareholders	$9,227	$(12,272)	$11,611	$(27,155)

Per share data:
Net income (loss) available to common shareholders
Basic	$0.68	$(0.84)	$0.86	$(1.87)
Diluted (1)	$0.67	$(0.84)	$0.84	$(1.87)
Weighted-average number of shares outstanding
Basic	13,478	14,543	13,574	14,529
Diluted (1)	13,708	14,543	13,794	14,529
Cash distributions declared per common share	$0.25	$0.25	$0.50	$0.50
Combined ratio analysis: (2)
Loss ratio	60.5%	59.5%	61.7%	58.2%
Expense ratio	36.5%	39.2%	37.4%	38.7%

Combined ratio	97.0%	98.7%	99.1%	96.9%

(1)	For the three and six months ended June 30, 2022, weighted-average shares outstanding – basic was used to calculate diluted earnings per share due to a net loss in each period.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,311,567 and $1,301,723; net of allowance for expected credit losses of $0 at June 30, 2023 and December 31, 2022)	$1,265,606	$1,248,198
Equity securities, at fair value	17,153	17,520
Other invested assets	37,282	38,176

Total investments	1,320,041	1,303,894
Cash and cash equivalents	45,447	38,846
Premium receivables, net of allowance for expected credit losses of $4,056 at June 30, 2023 and $3,322 at December 31, 2022	141,498	168,743
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at June 30, 2023 and December 31, 2022	95,616	85,721
Funds held by ceding insurers	16,660	19,191
Deferred federal income taxes	42,679	47,099
Deferred acquisition costs	52,019	64,894
Intangible assets	14,633	14,810
Goodwill	4,820	4,820
Prepaid reinsurance premiums	10,626	17,421
Lease right of use assets	10,790	11,739
Other assets	19,173	23,597

Total assets	$1,774,002	$1,800,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$866,951	$832,404
Unearned premiums	215,187	269,353
Ceded balances payable	3,844	17,241
Payable for securities purchased	22,115	66
Contingent commissions	3,431	8,816
Lease liabilities	14,194	15,701
Other liabilities	21,872	30,965

Total liabilities	$1,147,594	$1,174,546

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 11,000,287 and 10,876,041 respectively; class A common shares outstanding: 9,729,046 and 10,073,660, respectively; class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	453,427	451,305
Accumulated other comprehensive income (loss), net of tax	(37,171)	(43,058)
Retained earnings (1)	238,315	233,468
Class A common shares in treasury, at cost: 1,271,241 and 802,381 shares, respectively	(32,163)	(19,486)

Total shareholders’ equity	626,408	626,229

Total liabilities and shareholders’ equity	$1,774,002	$1,800,775

(1)	Since the Company’s initial public offering in 2003, the Company has returned $602 million to shareholders, including $522 million in share repurchases and $80 million in dividends/distributions.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2023	December 31, 2022
Fixed maturities	$1,265.6	$1,248.2
Cash and cash equivalents	45.4	38.8

Total bonds and cash and cash equivalents	1,311.0	1,287.0
Equities and other invested assets	54.5	55.7

Total cash and invested assets, gross	1,365.5	1,342.7
Payable for securities purchased	(22.1)	(0.1)

Total cash and invested assets, net	$1,343.4	$1,342.6

	Total Investment Return (1)
	For the Three Months Ended June 30, (Unaudited)		For the Six Months Ended June 30, (Unaudited)
	2023	2022	2023	2022
Net investment income	$13.2	$1.9	$25.2	$8.5

Net realized investment losses	(0.8)	(9.9)	(2.3)	(35.3)
Net unrealized investment gains (losses)	(3.1)	(17.5)	7.4	(41.3)

Net realized and unrealized investment return	(3.9)	(27.4)	5.1	(76.6)

Total investment return	$9.3	$(25.5)	$30.3	$(68.1)

Average total cash and invested assets	$1,345.2	$1,395.5	$1,343.0	$1,429.2

Total annualized investment return %	2.8%	(7.3%)	4.5%	(9.5%)

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted operating income, net of tax	$6,903	$4,184	$10,331	$7,987
Adjustments:
Underwriting income (loss) from Exited Lines	3,073	(4,447)	3,361	(2,594)

Adjusted operating income (loss) including Exited Lines, net of tax (1)	9,976	(263)	13,692	5,393
Net realized investment losses	(639)	(8,370)	(1,861)	(28,799)
Loss on extinguishment of debt	—	(3,529)	—	(3,529)

Net income (loss)	$9,337	$(12,162)	$11,831	$(26,935)

Weighted average shares outstanding – basic	13,478	14,543	13,574	14,529

Weighted average shares outstanding – diluted	13,708	14,749	13,794	14,728

Adjusted operating income per share – basic (2)	$0.50	$0.28	$0.74	$0.53

Adjusted operating income per share – diluted (2)	$0.50	$0.28	$0.73	$0.53

(1)

Adjusted operating income (loss) including Exited Lines, net of tax, excludes preferred shareholder distributions of $0.11 million for each of the three months ended June 30, 2023 and 2022 and $0.22 million for each of the six months ended June 30, 2023 and 2022.

(2)

The adjusted operating income per share calculation is net of preferred shareholder distributions of $0.11 million for each of the three months ended June 30, 2023 and 2022 and $0.22 million for each of the six months ended June 30, 2023 and 2022.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment losses and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Reconciliation of non-GAAP financial measures and ratios

The table below, which contains incurred losses and loss adjustment expenses for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures or ratios, which excludes the impact of prior accident year adjustments and ceded losses and loss adjustment expenses, to its most directly comparable GAAP measure or ratio. The Company believes the non-GAAP measures or ratios are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by prior accident year adjustments and ceded losses and loss adjustment expenses. These non-GAAP measures or ratios should not be considered as a substitute for its most directly comparable GAAP measure or ratio and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
	Losses $	Loss Ratio	Losses $	Loss Ratio	Losses $	Loss Ratio	Losses $	Loss Ratio
Casualty
Gross losses and loss adjustment expenses excluding terminated business (1)	$30,707	54.6%	$29,267	57.5%	$59,517	55.4%	$56,775	56.9%
Gross losses and loss adjustment expenses on terminated business (1)	3,132	149.2%	4,925	67.0%	7,474	109.4%	10,052	63.1%

Gross losses and loss adjustment expenses (1)	$33,839	58.1%	$34,192	58.7%	$66,991	58.6%	$66,827	57.7%
Ceded losses and loss adjustment expenses	(343)		(311)		(758)		(659)

Net losses and loss adjustment expenses (2)	$33,496	58.2%	$33,881	59.0%	$66,233	58.6%	$66,168	57.9%

Property
Gross losses and loss adjustment expenses excluding terminated business (1)	$20,868	54.6%	$21,177	52.3%	$47,365	60.0%	$41,388	52.7%
Gross losses and loss adjustment expenses on terminated business (1)	298	70.7%	945	149.2%	354	32.0%	986	80.5%

Gross losses and loss adjustment expenses (1)	$21,166	54.7%	$22,122	53.8%	$47,719	59.6%	$42,374	53.1%
Ceded losses and loss adjustment expenses	(979)		(909)		(1,628)		(1,675)

Net losses and loss adjustment expenses (2)	$20,187	56.3%	$21,213	58.1%	$46,091	62.7%	$40,699	57.4%

Commercial Specialty
Gross losses and loss adjustment expenses excluding terminated business (1)	$51,575	54.6%	$50,444	55.2%	$106,882	57.4%	$98,163	55.0%
Gross losses and loss adjustment expenses on terminated business (1)	3,430	136.1%	5,870	73.5%	7,828	98.6%	11,038	64.3%

Gross losses and loss adjustment expenses (1)	$55,005	56.7%	$56,314	56.7%	$114,710	59.0%	$109,201	55.9%
Ceded losses and loss adjustment expenses	(1,322)		(1,220)		(2,386)		(2,334)

Net losses and loss adjustment expenses (2)	$53,683	57.5%	$55,094	58.6%	$112,324	60.2%	$106,867	57.7%

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

The table below, which contains gross written premiums for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures, which excludes the impact of terminated business, to its most directly comparable GAAP measure. The Company believes the non-GAAP measures are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by the terminated business. These non-GAAP measures should not be considered as a substitute for its most directly comparable GAAP measure and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Package Specialty E&S
Gross written premiums excluding terminated business (1)	$62,636	$55,417	$119,913	$103,666
Gross written premiums from terminated business (1)	—	2,861	1,058	6,013

Total gross written premiums (2)	$62,636	$58,278	$120,971	$109,679

Targeted Specialty E&S
Gross written premiums excluding terminated business (1)	$32,553	$45,462	$69,331	$86,223
Gross written premiums from terminated business (1)	158	1,270	553	11,956

Total gross written premiums (2)	$32,711	$46,732	$69,884	$98,179

Commercial Specialty
Gross written premiums excluding terminated business (1)	$95,189	$100,879	$189,244	$189,889
Gross written premiums from terminated business (1)	158	4,131	1,611	17,969

Total gross written premiums (2)	$95,347	$105,010	$190,855	$207,858

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s Continuing Lines segments are Commercial Specialty and Reinsurance Operations. The Exited Lines segment is comprised of business which the Company has decided it will no longer write.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.